Exhibit 99.1

Brownie’s Marine Group Announces 70.2% Increase in Revenues for the YTD-2022 vs. YTD-2021

Pompano Beach, FL – November 8th, 2022 - Brownie’s Marine Group, Inc. (OTCQB: BWMG), a leading developer, manufacturer and distributor of tankless dive equipment, high-pressure air and industrial compressors and dive retailer in the marine industry, today announced results for the third fiscal quarter ending September 30st, 2022.

Chris Constable, CEO of Brownie’s Marine Group, Inc. stated, “We are very pleased with the continued growth of the Company through the third quarter, and we’re focused on closing out the balance of the year with a rigorous effort for year over year quarterly growth. Our third quarter focus was to make the most of our typical seasonal peak, supporting our customers with product and sales support to ensure a successful end to the summer season. We look for Q4 to show the normal seasonal adjustment to revenue and we continue to monitor the economic indicators, and the strength of the US dollar to adjust our operating plan, as necessary.”

Mr. Constable continued, “I’ve had some investors comment to me that all of our press releases are starting to sound the same, continued quarterly growth, etc., and I can appreciate that. One of the things that I want to point out is that in Q3-2019 we had revenues of $841 thousand and have grown revenues 330% through Q3-2022. We have been continuously expanding our markets, and carefully acquiring complimentary pieces, and I am very proud of our team for the operational success we have been having.”

Key Fiscal Q3-2022 Highlights vs. Q3-2021

■	Total Net Revenues increased 80.2% to $2.81 million for Q3-2022 vs. $1.56 million in Q3-2021.
■	LW Americas sales increased 193.9% to $350.8 thousand for Q3-2022 vs. $119.4 thousand for Q3-2021.
■	BLU3, Inc. revenue increased 187.2% to $980.2 thousand for Q3-2022 vs. $341.3 thousand for Q3-2021.
■	The Adjusted Net Income increased to $141.9 thousand for Q3-2022 vs. -$126.6 thousand in Q3-2021.

Key Fiscal YTD-2022 Highlights vs. YTD-2021

■	YTD-2022 Revenue increased 70.2% to $7.19 million as compared to $4.22 million for the YTD-2021.
■	LW Americas sales increased 52.9% to $897.9 thousand for YTD-2022 vs. $477.1 thousand for YTD-2021.
■	BLU3, Inc. revenue increased 120.8% to $2.66 million for YTD-2022 vs. $1.20 million for YTD-2021.
■	The Adjusted Net Income increased to $144.9 thousand for YTD-2022 vs. -$161.2 thousand in YTD-2021.

Select Financial Metrics: Three Months and Year to Date Ended Sept 30th, 2022, Comparisons

(In thousands)	Q3-22	Q3-21	Change	YTD22	YTD21	Change
Total Net Revenues	$2,808.80	$1,558.71	80.20%	$7,185.02	$4,222.40	70.16%
Legacy SSA Products – Brownies Third Lung	$913.78	$976.90	-6.46%	$2,291.92	$2,419.90	-5.29%
High Pressure Gas Systems – LW Americas	$350.84	$119.39	193.86%	$897.85	$477.10	88.19%
Ultra-Portable Tankless Dive Systems – Blu3	$980.17	$341.29	187.20%	$2,659.03	$1,204.30	120.79%
Redundant Air Tank Systems – Submersible Systems	$471.05	$121.13	NM	$1,192.99	$121.10	NM
Guided Tour/Retail - Live Blue	$92.96	-	NM	$143.23	-	NM
Operating Income (loss)	$(272.60)	$(247.61)	10.09%	$(1,025.68)	$(1,229.34)	-16.57%
Net Income (loss)	$(284.19)	$(89.80)	216.47%	$(1,056.94)	$(1,071.47)	-1.36%
Adjusted Net Income (loss)	$141.91	$(126.64)	212.05%	$144.92	(161,178)	100.09%

NM = not measurable/meaningful

Operational Highlights

■	July 2022 – LW Americas added a new distribution partner in Mexico
■	August 2022 – BLU3, Inc Shipped its 5,000th unit, as well as recorded it 1,000th shipment of the Nomad system.

Non-GAAP Financial Measures

This press release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). We report adjusted net income (loss) to measure our overall results because we believe it better reflects our net results by excluding the impact of non-cash equity-based compensation. We believe the presentation of adjusted net income (loss) enhances our investors’ overall understanding of the financial performance of our business.

We believe that investors should have access to the same set of tools that we use in analyzing our results. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

The following is an unaudited reconciliation of adjusted net income (loss) to net income (loss) for the periods presented (YTD and Q3-2022 vs. YTD and Q3-2021):

	Nine Months and Year to Date Ended September 30,
	2022	2021
Net income (loss)	(1,056,944)	(1,071,465)
plus:
Depreciation & Amortization	277,366	119,111
Shares issued for Interest	30,049	-
Stock issued for services	47,501	180,952
Stock-based compensation issued to CEO and employees	11,060	-
Stock-based compensation – options	835,892	779,824
Loan Forgiveness	-	(169,600)
Adjusted net income (loss)	144,924	(161,178)

	Three Months Ended September 30,
	2022	2021
Net income (loss)	(284,190)	(540,679)
plus:
Depreciation & Amortization	103,943	54,134
Shares issued for Interest	7,001	-
Stock issued for services	-	55,952
Stock-based compensation issued to CEO and employees	-	-
Stock-based compensation – options	315,153	303,949
Loan Forgiveness	-	-
Adjusted net income (loss)	141,907	(126,644)

About Brownie’s Marine Group

Brownie’s Marine Group, Inc., owns and operates a portfolio of companies with a concentration in the industrial, and recreational diving industry. The Company, together with its subsidiaries, designs, tests, manufactures, and distributes recreational hookah diving, yacht-based scuba air compressors and nitrox generation systems, and scuba and water safety products in the United States and internationally. The Company has five subsidiaries focused on various sub-sectors of our industry, including Brownie’s Third Lung, Inc. in Surface Supplied Air, BLU3, Inc. in Ultra-Portable Tankless Dive Systems, LW Americas in High Pressure Gas Systems and Submersible Systems, Inc. in Redundant Air Tank Systems, and Live Blue, Inc. The Company’s wholly owned subsidiaries do business under their respective trade names on both a wholesale and retail basis from our headquarters and manufacturing facility in Pompano Beach, Florida, and a manufacturing facility in Huntington Beach, California.

For more information, visit: www.BrowniesMarineGroup.com.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission (the “SEC”) on April 22,2022, and our other periodic and quarterly filings with the SEC.

Source: Brownie’s Marine Group, Inc.

Contact Information: (954) 462-5570

investors@browniesmarinegroup.com